Exhibit 99.1

ARIBA REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2008

Company posts record year-over year growth in subscription software revenue and backlog

SUNNYVALE, Calif., January 24, 2008 — Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the first quarter of fiscal year 2008, ended December 31, 2007.

Quarterly Financial and Operational Highlights:

•	Total Non-GAAP revenues $77.4 million and EPS of $0.07

•	Record Non-GAAP subscription software revenue of $21 million up 40% year-over-year

•	Record organic twelve-month subscription software backlog of $80 million, up 63% year-over-year

•	Closed Procuri acquisition

“Ariba is off to a solid start in fiscal 2008,” said Bob Calderoni, Chairman and CEO, Ariba. “During the first quarter, we recorded the highest level of growth in our subscription software revenue since launching our on demand solutions two years ago, and significantly grew our subscription software backlog. Now that the Procuri acquisition has officially closed and with integration activities underway, we believe we are well positioned to become one of the fastest growing on-demand companies in the market.”

Results for the First Quarter of Fiscal Year 2008

Revenue:

Total revenues for the first quarter of fiscal year 2008 were $77.0 million, as compared to $77.2 million for the first quarter of fiscal year 2007. Subscription and maintenance revenues for the quarter were $40.0 million, as compared to $34.0 million for the first quarter of fiscal year 2007. Within subscription and maintenance revenues, subscription software revenue was $20.8 million for the quarter, as compared to $15.2 million for the first quarter of fiscal year 2007. Services and other revenues for the quarter were $36.9 million, as compared to $43.1 million for the first quarter of fiscal year 2007. On a Non-GAAP basis, total revenues for the first quarter of fiscal year 2008 were $77.4 million with subscription software revenue at $21.2 million. The difference between GAAP and Non-GAAP revenue is $403,000 of revenue that was not able to be recognized due to the impact of purchase accounting on the acquired Procuri revenue contracts.

Earnings Per Share:

Net loss for the first quarter of fiscal year 2008 was $18.3 million, or $0.25 per share, as compared to a net loss for the first quarter of fiscal year 2007 of $4.1 million, or $0.06 per share. The net loss for the first quarter of fiscal year 2008 included charges of $3.6 million for amortization of intangible assets, $9.8 million for stock-based compensation, a $3.8 million restructuring charge related to leases and acquisition-related charges, and a $5.9 million charge related to a legal settlement. Excluding these items, and the impact of purchasing accounting on the acquired Procuri revenue contracts, non-GAAP net income was $5.3 million, or $0.07 per diluted share.

Balance Sheet and Cash:

Total cash, cash equivalents, marketable securities, and investments were $128 million at December 31, 2007, down $55 million from September 30, 2007. The primary reason for the decrease in cash was due to the $54 million cash paid (net of cash acquired) for the acquisition of Procuri. Net cash flow generated from operations for the three months ended December 31, 2007 was $1.2 million, as compared to $4.5 million for the three months ended December 31, 2006. Accounts receivable, on a days-sales-outstanding basis, were 34 days for the first quarter of fiscal 2008, as compared to 40 days for the first quarter of fiscal 2007, and down from 38 days for the previous quarter. Total deferred revenues were $87.3 million at December 31, 2007, up $3.3 million from September 30, 2007.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 181 companies of all sizes across various geographies purchased Ariba solutions to drive their spend management strategies, including: General Dynamics Corporation, Sony Electronics, Inc, Johns Manville Corporation, Pfizer, Airbus, Lion Nathan, Caterpillar, Owens Corning, Astra Zeneca, Royal Caribbean Cruises LTD, AmeriQuest Transportation and Logistics Resources Corporation, Commonwealth Bank of Australia, AXA, and AT&T Corporation, among others. During the quarter, Ariba added 25 new customers and signed 85 on-demand deals. Ariba also closed 13 transactions over $1 million.

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its results for the first quarter of fiscal year 2008. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference will be available at approximately 5:00 p.m. PT / 8:00 p.m. ET today through Thursday, January 31, 2008 by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 268805.

About Ariba, Inc.

Ariba, Inc. is the leading provider of spend management solutions to help companies realize rapid and sustainable bottom line results. Successful companies around the world in every industry use Ariba Spend Management™ software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Copyright © 1996 – 2008 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut,

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Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, including Procuri which Ariba acquired on December 17, 2007; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K for the year ended September 30, 2007.

Investor Contact:

Elaine Kitagawa

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

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Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	December 31, 2007	September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$37,791	$61,311
Marketable securities	42,768	83,667
Restricted cash	128	820
Accounts receivable, net	28,977	29,130
Prepaid expenses and other current assets	10,837	10,743

Total current assets	120,501	185,671

Property and equipment, net	21,058	20,230
Long-term investments	18,107	8,048
Restricted cash, less current portion	29,200	29,200
Goodwill	409,129	326,101
Other intangible assets, net	34,143	10,461
Other assets	2,821	3,875

Total assets	$634,959	$583,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,963	$10,882
Accrued compensation and related liabilities	19,870	24,192
Accrued liabilities	22,670	18,976
Litigation liability	7,900	—
Restructuring obligations	21,948	19,065
Deferred revenue	80,844	76,110
Deferred income - Softbank	—	566

Total current liabilities	164,195	149,791

Deferred rent obligations	21,151	22,628
Restructuring obligations, less current portion	51,881	52,106
Deferred revenue, less current portion	6,499	7,917
Other long-term liabilities	5,437	—

Total liabilities	249,163	232,442

Stockholders’ equity:
Common stock	170	157
Additional paid-in capital	5,122,421	5,067,993
Accumulated other comprehensive income	587	1,112
Accumulated deficit	(4,737,382)	(4,718,118)

Total stockholders’ equity	385,796	351,144

Total liabilities and stockholders’ equity	$634,959	$583,586

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,
	2007	2006
Revenues:
Subscription and maintenance	$40,026	$34,019
Services and other	36,948	43,148

Total revenues	76,974	77,167

Cost of revenues:
Subscription and maintenance	8,868	7,849
Services and other	24,606	30,330
Amortization of acquired technology and customer intangible assets	3,509	3,696

Total cost of revenues	36,983	41,875

Gross profit	39,991	35,292

Operating expenses:
Sales and marketing	25,112	22,976
Research and development	13,317	12,558
General and administrative	13,502	9,572
Other income - Softbank	(566)	(3,394)
Amortization of other intangible assets	109	200
Restructuring and integration	3,838	—
Litigation provision	5,900	—

Total operating expenses	61,212	41,912

Loss from operations	(21,221)	(6,620)
Interest and other income, net	3,344	3,110

Loss before income taxes	(17,877)	(3,510)
Provision for income taxes	443	577

Net loss	$(18,320)	$(4,087)

Net loss per share - basic and diluted	$(0.25)	$(0.06)
Weighted average shares - basic and diluted	73,204	68,723

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended December 31,
	2007	2006
Operating activities:
Net loss	$(18,320)	$(4,087)
Adjustments to reconcile net loss to net cash provided by operating activities:
Recovery of doubtful accounts	(72)	(688)
Depreciation	1,913	1,694
Amortization of intangible assets	3,618	3,896
Stock-based compensation	9,829	9,686
Restructuring charge	3,838	—
Changes in operating assets and liabilities:
Accounts receivable	4,386	(4,818)
Prepaid expense and other assets	1,368	269
Accounts payable	(14)	(1,367)
Accrued compensation and related liabilities	(5,297)	(2,972)
Accrued liabilities	6,374	1,974
Deferred income - Softbank	(566)	(3,394)
Deferred revenue	(1,193)	7,917
Restructuring obligations	(4,649)	(3,583)

Net cash provided by operating activities	1,215	4,527

Investing activities:
Cash paid for acquisitions, net of cash acquired	(53,911)	—
Purchases of property and equipment	(906)	(1,226)
Sales of investments, net of purchases	30,517	(7,072)
Allocation from restricted cash, net	692	1,430

Net cash used in investing activities	(23,608)	(6,868)

Financing activities:
Proceeds from issuance of common stock, net	714	717
Repurchase of common stock	(1,639)	(855)

Net cash used in financing activities	(925)	(138)

Effect of exchange rates on cash and cash equivalents	(202)	258
Net change in cash and cash equivalents	(23,520)	(2,221)
Cash and cash equivalents at beginning of period	61,311	51,997

Cash and cash equivalents at end of period	$37,791	$49,776

Non-GAAP Financial Measures

The accompanying press release dated January 24, 2008 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Revenue reconciliation:
GAAP revenue	$76,974	$77,167
Purchase accounting adjustment	403	—

Total non-GAAP revenues	77,377	77,167

Expense reconciliation:
GAAP revenue	$76,974	$77,167
GAAP net loss	18,320	4,087

Total GAAP expenses	95,294	81,254

Amortization of intangible assets	(3,618)	(3,896)
Stock-based compensation	(9,829)	(9,686)
Restructuring	(3,838)	—
Litigation provision	(5,900)	—

Total non-GAAP operating expenses	$72,109	$67,672

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Net income (loss) reconciliation:
GAAP net income (loss)	$(18,320)	$(4,087)
Purchase accounting adjustment - revenue	403	—
Amortization of intangible assets	3,618	3,896
Stock-based compensation	9,829	9,686
Restructuring	3,838	—
Litigation provision	5,900	—

Non-GAAP net income	$5,269	$9,495

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Net income (loss) per share reconciliation:
GAAP net loss per share - basic	$(0.25)	$(0.06)
Purchase accounting adjustment - revenue	0.01	—
Amortization of intangible assets	0.05	0.06
Stock-based compensation	0.13	0.14
Restructuring	0.05	—
Litigation provision	0.08	—

Non-GAAP net income per share - basic	$0.07	$0.14

Non-GAAP net income per share - diluted	$0.07	$0.13

Weighted average shares - basic	73,204	68,723
Weighted average shares - diluted	78,838	72,887

See “Discussion of Specific Items Excluded From Non-GAAP Financial Measures” at the end of the reconciliation of GAAP to non-GAAP operating results.

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures include a purchase accounting adjustment related to deferred revenues and generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring and integration and (iv) litigation provision. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and integration and litigation provision, these items are non-cash items that do not affect cash flows.

(1) Purchase accounting adjustment – deferred revenue. As announced on December 17, 2007, Ariba acquired Procuri, Inc. In accordance with the fair value provisions of EITF 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, acquired deferred revenue of approximately $4.5 million was recorded on the opening balance sheet, which was approximately $5.9 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related subscription terms are renewed in future periods.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring and integration. We recorded restructuring related to lease abandonment accruals and severance and related benefits in the three months ended December 31, 2007. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring and integration helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring and integration will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Litigation provision. We recorded a litigation provision related to a patent infringement matter in the three months ended December 31, 2007. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation provision helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation provision will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.